Exhibit 10.24

AGREEMENT OF LEASE

BETWEEN

CHESTERBROOK PARTNERS, LP

AND

EGALET US INC.

SUITE 100

600 LEE ROAD

CHESTERBROOK CORPORATE CENTER®

TREDYFFRIN TOWNSHIP

CHESTER COUNTY

PENNSYLVANIA

TABLE OF CONTENTS

1.	Parties.	1
2.	Demise.	1
3.	Term.	1
4.	Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Taxes.	2
5.	Covenant to Pay Rent and Additional Rent; Late Charge.	11
6.	Use.	12
7.	Assignment and Subletting.	12
8.	Condition of Premises; Tenant Improvements; Bathroom Improvements.	14
9.	Alterations.	16
10.	Rules and Regulations.	17
11.	Fire or Other Casualty.	17
12.	Landlord’s Right to Enter.	18
13.	Insurance.	18
14.	Repairs and Condition of Premises.	20
15.	Compliance with Law.	20
16.	Services.	20
17.	Notice of Breakage, Fire, Theft.	23
18.	Indemnification; Release.	23
19.	Mechanics’ and Other Liens.	23
20.	Relocation of Tenant.	25
21.	Defaults - Remedies.	25
22.	Remedies Cumulative.	29
23.	Excepted from Premises.	29
24.	Lease Subordinated.	29
25.	Condemnation.	30
26.	Paramount Lease.	31
27.	Notices.	31
28.	Definition of the “Landlord”.	32
29.	Definition of the “Tenant”	33
30.	Estoppel Certificate; Mortgagee Lease Comments.	33
31.	Severability.	34
32.	Miscellaneous.	34
33.	Brokers.	36
34.	Security Deposit.	36
35.	Quiet Enjoyment.	37
36.	Rights of Mortgage Holder.	37
37.	Whole Agreement.	37
38.	Financial Statements.	38
39.	Option to Extend Term.	38
40.	Roof Installations.	38
41.	Right of First Offer.	39
42.	Application of Rent Abatement.	40

i

WAIVER OF PRIOR HEARING CERTIFICATION

EXHIBITS

“A” — Floor Plan

“B” — Description of the Land

“C” — Memorandum of Commencement Date

“D” — Tenant Improvement Plans

“E” — Early Access By Tenant

“F” — Rules and Regulations

“G” — Cleaning Specifications

“H” — RFO Space

ii

AGREEMENT OF LEASE

1          Parties.

This Lease (the “Lease”) is made this 30th day of November, 2015 (the “Effective Date”), by and between CHESTERBROOK PARTNERS, LP, a limited partnership organized and existing under the laws of the State of Delaware, whose address is Suite 120, 955 Chesterbrook Boulevard, Wayne, PA 19087 (hereafter called “Landlord”), and EGALET US INC., a corporation organized and existing under the laws of the state of Delaware whose present address is 460 E. Swedesford Rd. Wayne, Pa. 19087 (hereinafter referred to as “Tenant”). Landlord and Tenant may be referred to collectively in the Lease as the “Parties”, or each may be referred to singularly as a “Party”.

In consideration of the terms, conditions, and agreements set forth, it is hereby agreed by and between Landlord and Tenant, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that Landlord has agreed to demise and lease to the Tenant the Premises (as hereinafter defined) under and subject to the following covenants, all of which are also to be regarded as strict legal conditions.

2.          Demise.

Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the Term (as hereinafter defined) and subject to the provisions hereof, the Premises (the “Premises”) which the Parties stipulate and agree consists of 19,797 rentable square feet shown cross-hatched on the floor plan (the “Floor Plan”) attached hereto as Exhibit “A,” and which encompasses the area known as Suite 100 on the first floor of the building (hereinafter referred to as the “Building”) which is more commonly known as 600 Lee Road, Chesterbrook, Pennsylvania 19087, occupying or to occupy the parcel of land bounded as described on Exhibit “B” attached hereto (the “Land”). The Building and Land are sometimes collectively referred to in this Lease as the “Property”.

3.           Term.

(a)           This demise shall be for the term (hereinafter referred to as the “Term”) beginning on the “Commencement Date” of the Term as defined in Article 3(b) of this Lease and ending, without the necessity of notice from either Party to the other, seventy-two (72) months from and after the Commencement Date if the Commencement Date shall be the first day of a month, or if the Commencement Date shall be any day other than the first day of the month, then from and after the first day of the month next following the Commencement Date.

(b)           The Term shall commence on the date which is the earlier of: (a) when a Temporary Certificate of Occupancy is obtained for the premises, or (b) the first business date that is one hundred and twenty (120) days following execution of this Lease by Landlord and Tenant. (The date identified pursuant to this section shall be the “Commencement Date”).

(c)           When the Commencement Date is established, Landlord and Tenant shall promptly, but in no event more than five (5) business days later, execute and acknowledge a memorandum, in the form attached hereto as Exhibit “C”,  with the agreed upon Commencement Date and the date of expiration of the Term (the “Expiration Date”).

(d)           If the Tenant or any person claiming through the Tenant shall have continued to occupy the Premises after the Expiration Date or earlier termination of the Term or any renewal thereof, and if the Landlord shall have consented in writing to such continuation of occupancy, such occupancy (unless the Parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy. The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least ninety (90) days prior to the end of any calendar month, that the Party giving such notice elects to terminate the month-to-month tenancy at the end of that calendar month, in which event, such tenancy shall so terminate. If such occupancy shall have continued without Landlord’s written consent, then such occupancy shall be in violation of this Lease, in which event, Tenant (i) shall be liable for any and all losses, claims, costs, expenses and damages (specifically excluding consequential damages) suffered or incurred by Landlord (including, without limit thereto, court costs and counsel fees), whether foreseen or unforeseen as a result of such continued occupancy, and Landlord shall have all of the rights and remedies available under this Lease, or at law or in equity, for such violation and, without limitation of the foregoing clause (i), (ii) will indemnify and hold harmless Landlord from and against all claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant The Fixed Rent payable with respect to each monthly period of any month-to-month tenancy under this section (and to each monthly period of continued occupancy which may occur after the Expiration Date without Landlord’s consent) shall equal one hundred and fifty percent (150%) of the Fixed Rent payable under Article 4(b) paid for the immediately preceding lease year. Any month-to-month tenancy arising with Landlord’s consent shall be upon the same teens and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this subparagraph (f), provided that if the Landlord shall have given to the Tenant, at least thirty (30) days prior to the expiration or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to such modifications of the terms and conditions of this Lease (including any provision relating to the amount and payment of rent) as are specified in such notice, the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to the provisions of this Lease as so modified.

4.           Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Taxes.

(a)           Tenant shall pay to Landlord as rent under this Lease the aggregate of:

(i)           Fixed Rent (as defined in Article 4(b) of this Lease);

(ii)           Tenant’s share of Tenant Energy Costs (as defined in Article 4(d) of this Lease);

(iii)           Tenant’s proportionate share (as defined in Article 4(c) of this Lease) and of increases in Annual Operating Costs (as defined in Article 4(e) of this Lease) over Base Operating Costs (as defined in Article 4(e)(iii) of this Lease);

(iv)           Tenant’s proportionate share (as defined in Article 4(c) of this
Lease) and of increases in Annual Tax Costs (as defined in Article 4(f)(i) of this Lease) over Base Tax Costs (as defined in Article 4(f)(ii) of this Lease); and

(v)           All other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

(b)           Fixed Rent.

(i)           The minimum fixed annual rent (the “Fixed Rent”) due for each lease year of the Term shall be due and payable in lawful money of the United States of America, in equal monthly installments in advance and without prior demand, notice, set-off or deduction on the first day of each and every month during the Term in accordance with the following schedule:

Lease Year	$/RSF (19,797)	Annualized Fixed Rent	Monthly Fixed Rent
Months 1 — 12*	$25.50	$504,823.50	$42,068.63
Months 13 — 24	$26.00	$514,722.00	$42,893.50
Months 25 — 36	$26.50	$524,620.50	$43,718.38
Months 37 — 48	$27.00	$534,519.00	$44,543.25
Months 49 — 60	$27.50	$544,417.50	$45,368.13
Months 61 — 72	$28.00	$554,316.00	$46,193.00

* The foregoing notwithstanding and subject to Section 42 (Tenant’s right to convert Abated Rent into additional Tenant Allowance), Fixed Rent, but not Tenant Energy Costs, shall be conditionally and completely abated during the first six (6) months of the Term (the “Abated Rent”). During all other periods of the Term, Tenant shall make Fixed Rent payments without any abatement as provided herein.

(ii)           The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease shall be payable to Landlord at the following address: NW 5739, P.O. Box 1450, Minneapolis, MN 55485-5739, or to such other person and at such other place as Landlord may from time to time designate to Tenant in writing.

(iii)           The first monthly installment of Fixed Rent shall be paid at the time of the signing of this Lease. The term “lease year” shall mean each annual period commencing on the Commencement Date and each succeeding anniversary thereof.

(iv)           If the Term begins on a day other than the first day of a month, Fixed Rent from the Commencement Date until the first day of the following month shall be prorated and shall be payable in advance on the first day of the Term and, in such event, the installment of Fixed Rent paid at the signing of this Lease shall be applied to the Fixed Rent due for the first full calendar month of the Term.

(c)           Tenant’s Proportionate Share. As used in this Lease, “the square foot area of the Premises” shall be deemed to be nineteen thousand seven hundred ninety-seven (19,797) square feet, “the total square foot area of the Building” shall be deemed to be thirty-nine thousand six hundred ninety-seven (39,697) square feet and “Tenant’s proportionate share” shall refer to the percentage relationship between the foregoing, namely 49.87%. Tenant recognizes that, as used in this Lease, the total square foot area of the Premises includes a share of the common areas of the Building.

(d)           Tenant Energy Costs.

(i)           The term “Tenant Energy Costs” shall mean Tenant’s proportionate share of the costs to Landlord of furnishing to the respective areas of the Property electric energy or other utility services, except water, sewer (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Property), and excluding any overtime charges for other tenants of the Building, and with Landlord having credited any sums paid as direct reimbursement of such costs by other tenants of the Building.

(ii)           For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within fifteen (15) days after Landlord shall have given to Tenant a statement or statements of the amount due, Landlord’s costs in such calendar year of supplying such quantity of electric energy as is; (A) consumed by Tenant in the Premises, including, without limitation, such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air-conditioning systems serving only the Premises, if any, as such consumption shall have been shown on the meters referred to in Article 16(a)(viii) of this Lease, together with any administrative costs incurred by Landlord by reason thereof, and (B) Tenant’s proportionate share, as defined in Article 4(c) of this Lease, of Landlord’s costs in such calendar year of supplying electric energy and other utility service (excluding water and sewer), as is supplied to all non-tenanted areas of the Property in connection with the operation of the Property together with any administrative costs incurred by Landlord by reason thereof.

(iii)           The method and timing (but not more frequently than monthly) of billing such costs of Landlord shall be determined by Landlord, using reasonable accounting principles, it being understood that it is not intended that Landlord derive any profit from the supplying of electric energy or other utility service. At Landlord’s option, Landlord may bill Tenant for Tenant’s share of Tenant Energy Costs monthly on an estimated basis (which may be adjusted from time to time by Landlord) in advance provided that a reconciliation of such costs is then to be made on an annual basis (which shall be subject to Tenant’s right to audit the same).

(iv)           If Tenant shall fail to pay when due any amounts payable by Tenant under this Article 4(d), and such failure shall continue for ten (10) days after written notice from Landlord, then in addition to any other rights and remedies available to Landlord under this Lease, or at law or in equity, Landlord may terminate any utility services to the Premises furnished by Landlord for which payment is overdue, without any liability to Tenant, whether for interruption of Tenant’s business or otherwise.

(i)           Annual Operating Costs. The term “Annual Operating Costs” shall mean the actual costs to Landlord of operating and maintaining the Property (including, without limit, all improvements thereto and fixtures and equipment therein or thereon) during each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, excluding Tenant Energy Costs and Annual Tax Costs. Such costs shall include, by way of example rather than of limitation: (1) charges or fees for, and taxes on, the furnishing to the Property of water and sewer service, electric energy (excluding the supply of electric energy included in Tenant Energy Costs) and, if the Building systems should be converted to receive the same, steam or fuel and other utility services; (2) costs of elevator service and charges or fees for maintenance of the Property, planting, replanting and janitorial service, trash removal, policing, cleaning, restriping, resurfacing, maintaining and repairing all walkways, roadways, parking areas forming part of the Property, and maintaining all landscaped areas of the Property; (3) charges or fees for any necessary governmental permits; (4) wages, salaries and benefits of employees of Landlord or any management company engaged by Landlord in connection with the Building, management fees, overhead and expenses; (5) the cost of premiums for hazard, rent, liability, workmen’s compensation and other insurance upon the Property or portions thereof; (6) costs arising under service contracts with independent contractors servicing or performing maintenance or other related tasks for the Building; (7) professional and consulting fees including, without limit, legal and auditing fees; (8) repairs, replacements and improvements to the Property which are appropriate for the continued operation of the Building as a first class office building; and (9) the cost of all other items which, under standard accounting practices, constitute operating or maintenance costs which are attributable to the Property or any portion thereof. The term “Annual Operating Costs” shall specifically not include:

(A)           Payments of principal, interest, or other finance charges made on any debt, or the amortization of funds borrowed by Landlord;

(B)           Ground rent or other rental payments made under any ground lease or underlying lease;

(C)           Costs of structural repairs to the Building including structural repairs to the roof, curtain wall, foundation, floor slabs (except for normal caulking and maintenance);

(D)           Costs of leasing commissions, legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or with respect to individual tenants or occupants of the Building;

(E)           Costs of painting, redecorating, or other services or work performed for the benefit of another tenant prospective tenant or occupant (other than for Common Areas);

(F)           Salaries, wages, or other compensation paid to officers or executives of Landlord;

(G)           Salaries, wages, or other compensation or benefits paid to off- site employees or other employees of Landlord who are not assigned full-time to the operation, management, maintenance, or repair of the Building; provided however, Expenses shall include Landlord’s reasonable allocation of compensation paid for the wages, salary, or other compensation or benefits paid to the individual Building manager, if offsite, who is assigned part-time to the operation, management, maintenance, or repair of the Building;

(H)           Costs of advertising and public relations and promotional costs associated with the promotion or leasing of the Building and costs of signs in or on the Building identifying the owners of the Building or any tenant of the Building;

(I)           Any costs, fines or penalties incurred due to the violation by Landlord of any governmental rule or authority;

(J)           The costs or repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefore from any source.

(K)           Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the Building; provided, however, that with respect to the cost to repair damage, Landlord may include in Annual Operating Expenses (1) the amount of a commercially reasonable deductible applied to each such occurrence and (2) if Landlord reasonably determines that the effect of making a claim under Landlord’s insurance policy or policies would be to increase, in the aggregate, the future cost of insurance premiums and repair maintenance expenses relating to the Building, Landlord may include in Annual Operating Expenses the cost to repair such damage to the extent such cost does not exceed two hundred percent (200%) of the deductible amount applicable under Landlord’s insurance policy or policies to such occurrence; provided, however, that Landlord may only include such cost in Annual Operating Expenses, if Landlord actually makes such repair and does not submit an insurance claim in connection therewith;

(L)           Costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty (whether such destruction be total or partial) and (B) the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial);

(M)           Costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(N)           Costs incurred in connection with the original construction of the Building or in connection with any change in the Building including but not limited to construction, alteration, improvement, consultation, architectural or engineering reconfiguration associated with compliance with the Americans With Disabilities Act and the Clean Air Act or the installation of a fire safety and life support system in the Building and the Premises;

(O)           Costs attributable to any “tap fees” or one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building;

(P)           Costs of repairing, replacing or otherwise correcting defects (including latent defects) in or inadequacies of (but not the costs of ordinary and customary repair for normal wear and tear) the initial design or construction of the Building or the costs of repairing, replacing or correcting defects in the initial design or construction of any tenant improvements;

(Q)           Costs relating to another tenant’s or occupant’s space which (A) were incurred in rendering any service or benefit to such tenant that Landlord was not required, or were for a service in excess of the service that the Landlord was required, to provide Tenant hereunder or (B) were otherwise in excess of the Building standard services then being provided by Landlord to all tenants or other occupants in the Building, whether or not such other tenant or occupant is actually charged therefore by Landlord;

(R)           Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building;

(S)           Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;

(T)           General overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent;

(U)           All amounts which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent of the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

(V)           Increased insurance premiums caused by Landlord’s or any other tenant’s hazardous acts;

(W)           Costs incurred to correct violations by Landlord of any law, rule, order or regulation which were in effect as of the date that the Building’s Certificate of Occupancy was validly issued;

(X)           Costs arising from the presence of Hazardous Substances in or about or below the land or the Building, including without limitation, hazardous substances in the groundwater or soil (unless introduced into or caused by Tenant);

(Y)           Costs incurred for any items to the extent covered by a manufacturer’s materialman’s, vendor’s or contractor’s warranty (a “Warranty”), but only to the extent Landlord is actually reimbursed as a result of such Warranty;

(Z)           Non-cash items, such as deductions for depreciation and amortization of the Building and the Building’s equipment, interest on capital invested, bad debt losses, rent losses and reserves for such losses;

(AA)           Services provided and costs incurred in connection with the operation of retail or other ancillary operations owned, operated or subsidized by Landlord;

(BB)           Costs of overtime HVAC service whether provided to the Tenant or any other tenant of the Building;

(CC)           Costs incurred by Landlord because a tenant violated or was alleged to have violated the terms of its lease;

(DD)           Costs incurred by Landlord for trustees’ fees or partnership or corporate organizational groups;

(EE)           Costs and expenses incurred by Landlord for services which are duplicative of, or are normally included in any management fees paid by Landlord (or any expense customarily borne exclusively by the Property’s management company (if one is utilized) without reimbursement);

(FF)           That portion of any Annual Operating Expenses which is paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid at then-existing market rates to an entity which is not affiliated with Landlord for the provision of the same service;

(GG)           Rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be fully includable in Annual Operating Expenses in the year of purchase (provided, however, that such exclusion shall not apply to any rental fees for the Costs and expenses associated with the operation of the business of the legal entity of Landlord (as opposed to operation of the Building), including without limitation, legal entity, accounting to direct or indirect beneficial owners, income tax matters and any administration and management of any entity activities of Landlord;

(HH)           The cost of acquiring (but not of maintaining) sculptures, paintings, and other works of art in excess of amounts typically spent for such items in office buildings of comparable quality;

(II)           Charitable or political contributions or trade association dues, other than dues payable to the Apartment and Office Building Association and any other association in which membership results in a demonstrable benefit to the Building;

(JJ)           Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or by the operator thereof (i.e., newsstands);

(KK)           Accounting and legal expenses, except if and to the extent that the same are directly related to operating the Building;

(LL)           Any entertainment, dining or travel expenses of Landlord for any purpose;

(MM)           Any “validated” parking for any entity; (NN) “In-house” legal and/or accounting fees;

(OO)           If any additional services are added after the Base Year, the Tenant’s Base Year shall be increased by the actual expenses incurred in the first full year of the service.

(v)           If Landlord shall have purchased any item of capital equipment or shall have made any capital expenditure designed to result in savings or reductions in Annual Operating Costs or Tenant Energy Costs applicable to leased space generally, then the costs of having purchased such equipment and such capital expenditures shall be included in Annual Operating Costs for the calendar year in which the costs shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Annual Operating Costs are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate at the time of Landlord’s having incurred said costs. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Annual Operating Costs for the calendar year in which they shall have been incurred.

(vi)           The term “Base Operating Costs” shall mean the Annual Operating Costs incurred by Landlord during the calendar year 2016. Base Operating Costs shall be calculated based on routine and recurring operations of the Property and shall not include any non-recurring operating costs or repairs related to deferred maintenance which occur less often than once every five (5) years.

(vii)           For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and shall be paid within fifteen (15) days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant’s proportionate share of the increase, if any, of Annual Operating Costs over Base Operating Costs unless Tenant disputes a statement or otherwise requests an audit of the Annual Operating Costs, or the Base Operating Costs for that calendar year pursuant to the terms of this section.

Anything contained in the foregoing provisions of this Article 4 to the contrary notwithstanding, in any instance in which the Tenant shall have agreed in this Lease or otherwise to provide any item or items of Annual Operating Costs partially or entirely at its own expense, in calculating and allocating increases in Annual Operating Costs over Base Operating Costs pursuant to the foregoing provisions of this subsection, Landlord shall make appropriate adjustments, using reasonable accounting principles, so as to avoid allocating to the Tenant the same such item or items of the Base Operating Costs and Annual Operating Costs (partially or entirely, as aforesaid) being provided to other tenants by Landlord at Landlord’s expense. Subject to the preceding sentence, if during all or part of any calendar year, Landlord shall not furnish any item or items of Annual Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of Annual Operating Costs for such period (including without limitation in connection with the calculation of Base Operating Costs) shall be deemed to be increased by an amount equal to the additional costs which would normally have been incurred during such period by Landlord if it had at its own expense furnished such item to such portion of the Building.

(e)           Annual Tax Costs.

(i)           The term “Annual Tax Costs” shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (including “Lease Taxes” as defined in Article 4(j) of this Lease) assessed or imposed upon the Property, plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings to reduce taxes, including attorneys’ and appraisers’ fees, incurred each calendar year during the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Taxes, such other tax shall he deemed to be included within Taxes as defined in this Lease.

(ii)           The term “Base Tax Costs” shall mean the Annual Tax Costs incurred by Landlord during the calendar year 2016. If Base Tax Costs are subsequently reduced by an assessment appeal or otherwise, then Landlord may retroactively reduce Base Tax Costs for purposes of determining additional rent.

(iii)           For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within fifteen (15) days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant’s proportionate share of the increase, if any, of Annual Tax Costs over Base Tax Costs.

(f)           Partial Year. If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration or termination of the Term prior to the end of such calendar year shall not impair the Tenant’s obligation under this Lease to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

(g)           Payment of Estimated Increase. Anything in this Lease to the contrary notwithstanding, the Landlord shall be entitled to make from time to time during the Term, a reasonable estimate of the amount of additional rent which may become due under this Lease with respect to any calendar year and to require the Tenant to pay to the Landlord, at the time and in the manner in which the Tenant is required under this Lease to pay the monthly installment of the Fixed Rent with respect to such month, with respect to each calendar month during any such calendar year, one-twelfth (1/12) of the amount which Landlord shall have estimated will become payable on account of increases in Annual Operating Costs and Annual Tax Costs. In such event, Landlord shall cause the actual amount of the additional rent to be computed and a statement thereof sent to the Tenant within one hundred twenty (120) days following the end of the calendar year; the Tenant or the Landlord, as the case may be, shall, within fifteen (15) days after such statement is sent to Tenant, pay to the other the amount of any deficiency or overpayment, respectively, therein.

(h)           Disputes. Any statement furnished to Tenant by Landlord under the preceding paragraph or other provisions of this Article shall constitute a final determination as between Landlord and Tenant of the additional rent due from Tenant for the period represented thereby unless Tenant, within sixty (60) days after a statement is furnished, shall have given a notice to Landlord that Tenant disputes the correctness of the statement, specifying in reasonable detail the basis for such assertion. Pending resolution of such a dispute, Tenant shall pay the additional rent in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request, during normal business hours to make available for Tenant’s inspection, at Landlord’s offices, Landlord’s books and records which are relevant to any items in dispute. If the results of the audit show that Landlord’s original determination of the actual Annual Operating Costs, Tenant’s Energy Costs, or Annual Tax Costs was in error by more than five percent (5%), then Landlord shall pay the reasonable cost of such audit. If the audit shows an undercharge to Tenant, Tenant shall pay the amount due to Landlord within thirty (30) days after completion of the audit. If the audit indicates an overpayment by Tenant, then Tenant shall be entitled at Tenant’s sole option to either (i) to receive a refund from Landlord within thirty (30) days after receipt of such audit, or (ii) Landlord shall credit such excess against rent next becoming due under this Lease or any other payment obligations under this Lease. Tenant hereby covenants and agrees that any consultant engaged by Tenant to conduct the audit shall not be compensated based upon a percentage of overcharges it discovers. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses, except as otherwise expressly set forth in this subsection (i). Tenant agrees that the results of any audit shall be kept strictly confidential by Tenant and shall not be disclosed to any nonaffiliated person or entity.

(i)           Lease Tax. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease or the value thereof, or upon the Tenant’s use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, except if and to the extent that the same are included in the Annual Tax Costs (all of which are herein called “Lease Taxes”) the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment levy or other charge, in which event the Landlord shall be entitled, at its election, to terminate this Lease within ninety (90) days by written notice to the Tenant

5.           Covenant to Pay Rent and Additional Rent; Late Charge.

Tenant shall, without prior demand, notice, setoff or deduction, pay the Fixed Rent and all other sums which may become due and owed by Tenant under this Lease, at the times, at the places and in the manner provided in this Lease. All such other sums shall be payable as additional rent for all purposes whether or not they would otherwise be considered rent. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess of ten (10) days, a late charge of five cents ($.05) for each dollar so overdue may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the Lease Interest Rate (defined below) or such lesser amount or rate, if any, as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant in such circumstances. Nothing herein shall be construed as waiving any rights of Landlord arising out of any defaults of Tenant by reason of Landlord’s assessing or accepting any such late payment, the late charge and interest provided herein is separate and apart from any rights relating to remedies of the Landlord after default by Tenant in the performance or observance of the terms of this Lease. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon at the Lease Interest Rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant in such circumstances, reasonable attorney’s fees and other legal expenses, including also the said late charge and interest on all sums paid and costs incurred by Landlord as aforesaid, which sums and costs together with late charge and interest thereon shall he deemed additional rent hereunder. As used in this Lease, the “Lease Interest Rate” shall mean four percent (4%) plus the prime rate.

6.           Use.

The Premises are to be used only by Tenant for general office purposes and for no other purpose. Tenant shall not use or occupy the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied, other than as specified in the sentence immediately preceding. Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles, on the Property. Such parking shall be unreserved and shall be limited to Tenant’s proportionate share of the Building.

7.           Assignment and Subletting.

(a)           The Tenant shall not mortgage, pledge or encumber this Lease. The Tenant shall not assign this Lease or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, without on each occasion first obtaining the written consent thereto of the Landlord, which shall not be unreasonably withheld, delayed, or conditioned. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant’s goods or other property of the leasehold, and every assignment of assets for the benefit of creditors, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the calling of a meeting of creditors, and the filing by or against Tenant of any petition or notice for a composition with creditors, and any assignment by operation of law. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublease the Premises to (i)

Tenant’s parent corporation; (ii) a subsidiary of Tenant; (iii) an affiliate of Tenant; (iv) any entity resulting from the merger or consolidation with Tenant; or (v) any person or business entity that acquires all or substantially all of Tenant’ s assets or ownership interests (each, a “Permitted Transfer”).

(b)           Except for a Permitted Transfer, if Tenant proposes to assign this Lease or sublet all or any portion of the Premises, Tenant shall, prior to the proposed effective date thereof (the “Effective Date”), deliver to Landlord a copy of the proposed sublease or assignment agreement and all ancillary agreements with the proposed assignee or subtenant, as applicable. Landlord shall then have all the following rights, any of which Landlord may exercise by written notice to Tenant given within ten (10) business days after Landlord receives the foregoing documents:

(i)           Intentionally omitted;

(ii)           With respect to a proposed subletting of the entire Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date;

(iii)           Intentionally omitted; or

(iv)           Landlord may consent to the proposed assignment or sublease on such commercially reasonable terms and conditions as Landlord may reasonably require, including without limitation, the execution and delivery to Landlord by the assignee of an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of an agreement to be bound by all of the provisions of this Lease, including the warrants of attorney to confess judgment in assumpsit and in ejectment; or, in the case of a sublease, the execution and delivery by the subtenant of a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be required by Landlord; or

(v)           Landlord may withhold its consent to the proposed assignment or sublease, provided, Landlord will not unreasonably withhold its consent so long as the identity, reputation and financial strength of the proposed assignee or subtenant, and the proposed use of the Premises, are reasonably acceptable to Landlord; provided further, however, that Landlord shall in no event be required to consent to any sublease of space for rent and other charges less than those that the sublessor is required to pay or any assignment or subletting to a proposed assignee or subtenant that is (w) a government or any subdivision, agency or instrumentality thereof, (x) a school, college, university or educational institution of any type (whether for profit or non-profit), (y) an employment, recruitment or temporary help, service or agency or (z) another tenant of Landlord in Chesterbrook Corporate Center® or Glenhardie Corporate Center®.

(vi)           In the event that Landlord does consent to the assignment or subletting, Tenant shall have ninety (90) days from its receipt of Landlord’s notice thereof to enter into the proposed sublease or assignment with the prospective subtenant or assignee described in Tenant’s notice to Landlord. If such sublease or assignment has not been executed within such time period and with such identified assignee or subtenant, the consent given by

Landlord shall be considered to have been withdrawn unless such time period has been extended by the mutual consent of the Parties.

(c)           No assignment or sublease, whether with or without the Landlord’s  consent, shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

(d)           In the event of any sublease or assignment by Tenant of its interest in the Premises or this Lease or any portion thereof, whether or not consented to by Landlord, each monthly installment of Fixed Rent payable hereunder with respect to the Premises or the portion thereof subject to such subletting or assignment shall be increased by an amount equal to (i) in the case of any subletting, the Excess Rent (defined below) for such portion; and, in the case of any assignment, the Excess Rent payable by the assignee as amortized on a monthly basis over the remaining Term of this Lease with interest at the Lease Interest Rate (defined at Article 5 hereof). As used herein, “Excess Rent” shall mean a sum equal to one hundred percent (100%) of the amount by which the rent and other charges or other consideration paid to Tenant by any subtenant or assignee exceeds the pro rata portion, for each month of such subletting or assignment, of the Fixed Rent and additional rent for such space then payable for such month by Tenant to Landlord pursuant to the provisions of this Lease in the absence of this subsection (d), less the portion applicable to such month, when amortized from the dates incurred over the remaining term of the sublease or assignment, of Tenant’s cost of improvements made or paid for by Tenant to satisfy the needs of the subtenant, and legal fees, leasing commissions and similar capital costs incurred by Tenant in connection with the assignment or subletting.

(e)           Intentionally Omitted.

(f)           If Landlord exercises any of its options under section 7(b)(i), (ii) or (iii), Landlord may then lease the Premises or any portion thereof to Tenant’s proposed assignee or subtenant, as the case may be, without liability whatsoever to Tenant.

(g)           Except for a Permitted Transfer, in addition to, and not in lieu of, any other rights and remedies available to Landlord therefor, Landlord shall have the right to terminate this Lease if Tenant seeks to assign, or underlet the Premises without first obtaining Landlord’s written consent. In the event that Landlord exercises said right to terminate, said termination shall become effective on the date set forth in Landlord’s written notice.

(h)           Tenant shall pay Landlord, as additional rent, a reimbursement for all reasonable and documented expenses incurred by Landlord, including counsel fees, in connection with Landlord’s review of any subletting or assignment request from Tenant, irrespective of Landlord’s election to approve or deny such request (“Review Costs”). Reimbursement of Review Costs shall be limited and capped in all instances at Two Thousand Five Hundred Dollars ($2,500.00) per occurrence.

8.           Condition of Premises; Tenant Improvements; Bathroom Improvements.

(a)           Condition of Premises. The Premises is leased to Tenant in its current AS-
IS, WHERE-IS CONDITION.

(b)           Tenant Improvements.

(i)           Construction of Tenant Improvements. Tenant desires to make improvements to the Premises. Tenant will have plans for improvements to the Premises designed and approved in accordance with Section 8(b)(ii) below (the “ Tenant Improvements”) and constructed by Tenant in accordance with Section 8(b)(iii) below.

(ii)           Tenant Improvement Plans. Tenant’s improvement specifications and plans for the Premises (the “Plans”) shall be prepared by Tenant’s architect and submitted to Landlord for review and approval. The Plans will be prepared in commercially reasonable sufficient detail and shall include partition layout (dimensioned), door location and door schedule including hardware, reflected ceiling plan, telephone and electrical outlets with locations (dimensioned), special electrical, HVAC and/or plumbing work, mechanicals, special loading requirements, such as the location of file cabinets and special equipment, openings in the walls or floors, all necessary sections and details for special equipment and fixtures, and finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes. The Plans shall be prepared in accordance with applicable laws and code requirements. Landlord, within ten (10) business days of receipt of the Plans or sooner, shall approve the Plans or shall provide any requested modifications of the Plan to Tenant. Subsequent to this initial review of the Plans by Landlord, Tenant and Landlord shall endeavor to come to a mutual agreement on the form of the Plans without delay. Landlord shall not unreasonably withhold, condition or delay its approval of the Plans. Upon approval of the form of the Plans by Landlord, the Plans shall become final and will only be changed or modified as necessary going forward with Landlord’s further approval or consent, which shall not be unreasonably withheld, conditioned or delayed. Once completed and approved by Landlord the Plans shall be attached hereto as Exhibit “D”.

(iii)           Completion by Tenant. Tenant shall complete the Tenant Improvements to the Premises in accordance with the Plans and applicable provisions of the Lease, including but not limited to the provision of insurance, filing of mechanic lien waivers, and delivery of permits to Landlord. The contractors selected by Tenant for bidding on the Tenant Improvements shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Construction of the Tenant Improvements shall be managed by CRESA. In addition, Tenant shall pay to Landlord an oversight fee equal to one percent (1%) of the constriction costs.

(iv)           Construction Standards. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction. As built construction documents (but only for Tenant Improvements for which a building permit is required) and as built floor plans (hard copy and CAD) shall be provided to Landlord at the time of substantial completion of the work (“Substantial Completion”). Tenant shall provide a certificate of occupancy to Landlord promptly upon Substantial Completion of the Tenant Improvements.

(v)           Tenant Improvement Costs. Tenant shall, subject to Section 8(b)(vi) below, pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (i) architectural, engineering and design costs, (ii) the cost charged by the general contractor and all subcontractors for performing such construction, (iii) the cost to Landlord of performing directly any portion of such construction, (iv) construction permit fees, (v) costs of built-in furniture, (vi) mechanical and structural engineering fees, (vii) cabling and costs of moving furniture and equipment into and within the Building, (viii) Landlord’s oversight fee, (ix) CRESA’s management fee, and (x) other hard costs of construction including built-in shelving, ceiling tiles, sheetrock ceilings, lighting replacement, installation of accent lighting and/or wall sconces, demolition of existing sheetrock partitions, painting, carpet and VCT tile, wallcovering, replacement or modification of flooring in Tenant’s lobby, modification or replacement of existing reception desk (together, the “Tenant Improvement Costs”).

(vi)           Tenant Allowance. Landlord shall provide an allowance to Tenant up to the lesser of the Tenant Improvement Costs or $762,184.50 (the “Tenant Allowance”). Tenant shall submit draw requests (collectively “Draw Requests” or singularly each of such may be a “Draw Request”) to Landlord upon completion of all or a portion of the Tenant Improvements. Landlord shall pay each Draw Request (up to the amount of the Tenant Allowance) based upon the completed work and costs incurred, less 10% retainage, within five (5) business days of submission of a standard AIA form containing Tenant’s architect’s certification that the work for which payment is requested has been completed, accompanied with invoices for such work or other qualifying expenses. The retainage shall be paid upon Substantial Completion of the Tenant Improvements. Notwithstanding the foregoing, the Tenant Allowance may be increased in accordance with Section 42 of this Lease.

(vii)           Access; Acceptance of Work. Landlord shall afford Tenant and its employees, agents and contractors with reasonable access to the Premises, at all reasonable times prior to the Commencement Date and at Tenant’s sole risk and expense, in accordance with Exhibit “E” (“Early Access by Tenant”), for the purposes of completing the Tenant Improvements.

(c)           Bathroom Improvements. In addition to the sum designated as the Tenant Allowance, as set forth above, Tenant shall install, at Landlord’s sole cost not to exceed Thirty - Seven Thousand Five Hundred Dollars ($37,500) (the “Bathroom Allowance”), two additional restrooms (the “Bathroom Improvements”) within the Premises in accordance with plans and specifications (“Bathroom Plans”) that shall be approved by Landlord, with such approval of the Bathroom Plans not to be unreasonably withheld, conditioned or delayed. Tenant shall promptly pay all costs associated with the Bathroom Improvements (the “Bathroom Costs”), and after completion of the Bathroom Improvements shall submit to Landlord invoices and lien releases satisfactory to Landlord for reimbursement of the Bathroom Costs up to the limit of the Bathroom Allowance, certified by the Tenant’s architect.

9.           Alterations.

No alterations, additions or improvements shall be made to the Premises or to any part thereof by or on behalf of Tenant without first submitting a detailed description thereof to Landlord and obtaining Landlord’s written approval, which shall not be unreasonably withheld, delayed, nor conditioned. Landlord, at Landlord’s option, shall have the right to provide construction management for and on behalf of Tenant at Tenant’s sole expense constituting five percent (5%) of the alteration’s total cost. (The Parties agree that such a construction management fee shall not apply to the Tenant Improvements detailed in Section 8.) All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and shall remain at the Premises or, at Landlord’s option, after written notice to Tenant, any or all of the foregoing which may be designated by Landlord shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal. Notwithstanding anything in this Lease, unless otherwise requested by Landlord in writing, Tenant shall remove all Tenant’s telephone and data wiring and cabling (“Direct Tenant Work”) and shall repair all damage to the Premises caused by the installation or removal of such Direct Tenant Work. Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the building of which the Premises are a part, without the prior written consent of Landlord. Tenant shall not place weights anywhere beyond the safe carrying capacity of the structure.

10.           Rules and Regulations.

The rules and regulations attached to this Lease as Exhibit “F”,  and such additions or modifications thereof as may from time to time be made by Landlord upon written notice to Tenant, shall be deemed a part of this Lease, as conditions, with the same effect as though the same were more fully written at length herein, and Tenant also covenants that said rules and regulations will be faithfully observed by Tenant, Tenant’s employees, and all those visiting the Premises or claiming under Tenant. Landlord warrants that it shall enforce the rules and regulations fairly and equally against all tenants or occupants of the Building.

11.           Fire or Other Casualty.

If, during the term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), then, at Landlord’s option, the Term of this Lease upon written notice from Landlord given within thirty (30) days after the occurrence of such damage, shall terminate as of the date of the occurrence of such damage. In such case, Tenant shall pay the rent apportioned up to the time of such termination and Landlord may enter upon and repossess the Premises thereafter without further notice. If Landlord does not elect to terminate the Term of this Lease, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord’s reasonable control, will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises, the Fixed Rent shall be suspended in proportion to the number of square feet of the Premises rendered untenantable. If the Premises or the Building shall be damaged so that such damage does not render the Premises unfit for occupancy and use for Tenant designated purpose, then Landlord will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and rent will not be apportioned or suspended. Notwithstanding any other provisions of this Article 11, (a) if any damage is caused by or results from the negligence of Tenant, those claiming under Tenant, or their employees or invitees, respectively, rent shall not be suspended or apportioned and Tenant shall pay, as additional rent upon demand, the cost of any repairs, made or to be made, of such damage and of any restorations, made or to be made, as a result of such damage, (b) Landlord shall have no duty to repair or replace any personal property, or any of Tenant’s fixtures or equipment or any alterations, improvements or decorations made by Tenant, or any Direct Tenant Work, (c) Landlord shall have no liability to

Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and (d) Landlord shall have the right to terminate this Lease upon giving written notice to Tenant at any time within thirty (30) days after the date of the damage if the Premises is damaged by fire or other casualty during the last six (6) months of the Term unless Tenant, having the right to renew the Term pursuant to an express provision contained in this Lease, has effectively extended the Term for a term in excess of one (1) year following the occurrence of the fire or other casualty.

12.           Landlord’s Right to Enter.

Tenant, except for emergency purposes, will with twenty-four (24) hours’ notice permit Landlord, Landlord’s agents or employees or any other person or persons authorized in writing by Landlord:

(a)           to inspect the Premises at any time,

(b)           to enter the Premises if Landlord shall so elect for making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building, and

(c)           in the last nine (9) months of the Lease Term, to enter and exhibit the Premises to be let.

No such entry pursuant to this section shall be treated as a deprivation or interference with Tenant’s use and possession of the Premises. Landlord shall use reasonable efforts during any period of entry to not unreasonably interfere with Tenant’s use of the Premises.

13.           Insurance.

(a)           Tenant will not do or commit any act or thing, or suffer or permit any act or thing to be done or committed, as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or the insurance risk on the Building or any other portion of the Property shall (in the opinion of the insuring companies) be rendered more hazardous. Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

(b)           Tenant shall maintain throughout the Term, at Tenant’s expense:

(i)           Commercial General Liability Insurance with coverage limits of not less than $1,000,000 combined single limit for bodily injury, personal injury, death and property damage per occurrence and per location aggregate insuring tenant and naming owner, Landlord, partners, shareholders, members, officers, directors, mortgages, agents, representatives and employees (collectively landlord), including without limitation those parties set forth in subsection (c) below, as additional insureds insuring against any and all liability of the insureds with respect to the Premises or arising out of or related to any occurrences within the Premises, Tenant’s use or occupancy of the Premises, the condition of the Premises, the acts or omissions of Tenant and its agents, employees, contractors in the Premises and elsewhere in the Building, the installation, construction and/or maintenance of the Tenant Improvements or other alterations or improvements by Tenant;

(ii)           Workers’ Compensation coverages required by law, together with Employers’ Liability coverage with a limit of not less than $1,000,000;

(iii)           Property Insurance written on an ISO special causes of loss or similar form, covering the Tenant Improvements, all equipment, and contents in an amount of not less than the 100% replacement cost without co-insurance;

(iv)           Insurance covering loss of income or business interruption losses for a period of one (1) year;

(v)           Intentionally omitted;

(vi)           Automobile Liability Insurance including coverage for Hired Car and Non-Owned automobile liability with coverage limits of not less than $1,000,000 combined single limit for bodily injury and property damage; and

(vii)           Umbrella Liability Insurance with coverage for the full limit carried by the Tenant but not less than $5,000,000 covering over the Commercial General Liability, Automobile Liability and Employers’ Liability limits outlined above. The Umbrella Liability limit should be sufficiently high to reflect the exposures presented.

(c)           Landlord, Landlord’s property manager, Landlord’s asset manager and
Landlord’s mortgagees, shall be named as additional insured on a primary and non-contributory basis as respects General Liability, Automobile Liability, Products Liability and Employers’ Liability outlined above.

(d)           All insurance policies shall be issued by insurance carriers having an A.M.
Best rating of A- VIII and licensed to do business in the state where the Building is located.

(e)           Landlord shall maintain throughout the Term so-called all-risk or fire and extended coverage insurance upon the Building. The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property. Landlord shall have the right, at its sole discretion to maintain other insurance as a reasonably prudent landlord would obtain for similar property.

(f)           Notwithstanding anything in this Lease to the contrary, each Party hereto hereby releases the other Party, its agents and employees to the extent of the releasing Party’s actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such Party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other Party, its agents or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the Party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder; each Party hereto shall use reasonable efforts to have such a clause included in its said policies.

14.           Repairs and Condition of Premises.

At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) and repairs to be performed by Landlord under Article 16(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs and replacements. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises. Tenant will also at all times, subject to Article 16(a)(iv) of this Lease, remove all dirt, rubbish, waste and refuse from the Premises and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Premises. Any of Tenant’s property remaining on the Premises on the date of the expiration or termination of the Term shall be deemed abandoned by Tenant and may be removed and disposed of in such manner as Landlord may, at its sole discretion, determine, and Tenant shall reimburse Landlord, upon demand, for the cost of such removal and disposal, plus five percent (5%) for overhead.

15.           Compliance with Law.

Landlord shall be responsible for compliance with all laws and ordinances existing as of the Commencement Date and all notice requirements, orders, regulations and recommendations (whatsoever nature thereof may be) of any and all federal, state, county or municipal authorities, with respect to the Building, the Land, the common areas of the Building and the Land. Tenant shall comply promptly with all laws and ordinances, including, without limitation, the Americans With Disabilities Act, and all notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Premises and any property appurtenant thereto and any use thereof; Tenant also agrees that it shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any of the laws, ordinances, notices, requirements, orders, regulations and recommendations hereinabove referred to in this Article.

16.           Services.

(a)           Landlord agrees that it shall:

(i)           HVAC. Provide the HVAC system to Tenant on the Commencement Date in good working order. Furnish heat, ventilation and air conditioning to the Premises, twenty-four (24) hours per day, three hundred sixty-five (365) days per year; providing reasonably comfortable conditions (78 degree F. dry bulb and 50% relative humidity when outside conditions are 93 degrees F. dry bulb and 75 degree F. wet bulb, and 68 degree F. inside when outside temperature are 10 degrees F.), provided that in any given room or area of Tenant’s demised premises, the occupancy does not exceed one person for each 150 square feet, and total electric load does not exceed 5 watts per sq. ft. for all purposes, including lighting and power; Landlord shall not be responsible for the failure of the air conditioning system to meet the foregoing design performance specifications if such failure results from excess occupancy of the Premises or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds 5 watts per sq. ft.; if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord’s costs of supplying air conditioning resulting from such excess without mark-up, as reasonably determined by Landlord; if due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the heating, ventilating or air conditioning in the Premises results, necessitating changes in the system servicing the Premises, such changes may be made by Landlord upon request by Tenant at Tenant’s sole cost and expense, subject to the provisions of section (b) of this Article 16. Tenant agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said heating, ventilating and air conditioning system; the foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall be solely responsible at its sole cost and expense, for the maintenance and repair of any supplemental heat, ventilation and air conditioning unit in the Premises whether installed by Tenant or in the Premises on the Commencement Date;

(ii)           Elevators. Provide passenger elevator service to the Premises during all working days (Saturday, Sunday and holidays excepted) from 8:00 AM to 6:00 PM, with one (1) elevator subject to call at all other times;

(iii)           Access. Furnish to Tenant’s employees and agents access to the Premises at all times, subject to compliance with such reasonable security measures as shall be in effect for the Building;

(iv)           Janitorial. Provide to the Premises janitorial service in accordance with the schedule annexed hereto as Exhibit “G”; any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord’s janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant; no trash removal services will be provided by Landlord for the removal of trash or refuse of a character or quantity not customary for normal office users, unless Tenant shall first agree to the payment of Landlord’s cost thereof;

(v)           Repairs. Make all structural repairs to the Building, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Premises (excluding repairs to any non-building standard fixtures, supplemental HVAC units and equipment, and/or other improvements installed or made by or at the request of Tenant all of which must be repaired and maintained by the Tenant), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant’s consent, express or implied, Landlord may make such repair and the cost thereof, plus ten percent (10%) of such cost for Landlord’s overhead, shall be paid by Tenant to Landlord within fifteen (15) days after demand, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds;

(vi)           Water. Provide hot and cold water, for drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

(vii)           Public Areas. Keep and maintain the public areas and the facilities of the Building clean and in good working order, and the sidewalks and parking areas adjoining the Building in good repair and free and clear from accumulations of snow and ice and other hazards;

(viii)           Electricity. Furnish to Tenant electric energy as required by Tenant but in no event exceeding 5 watts per square foot of rentable area for the use of Tenant in the Premises; Landlord shall install and maintain such meters as Landlord shall deem necessary to measure, respectively, the consumption by Tenant and each other tenant of the Building of electric energy in the respective areas of the Building leased to tenants; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant agrees, to the extent, if any, in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Premises, Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall furnish and install all replacement tubes, lamps, bulbs and ballasts required in the Premises, at Tenant’s expense; Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

(ix)           Signage. Landlord shall provide Tenant with building standard directory and suite entrance signage at Landlord’s cost. Any modifications to such signage shall be subject to the prior approval of Landlord and Tenant shall be required to pay all costs related to any such modification. Tenant shall also be permitted, subject to Landlord’s approval, to install signage on the existing monument located at the Building; provided that any such monument signage shall be limited to Tenant’s share. To the extent permitted by ordinance, Landlord, at Landlord’s cost, shall install directional building identification signage in driveway and parking lot to enhance visibility of Building.

(b)           Special Equipment. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord. In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant or as is negotiated between the Parties at the time. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord the Landlord’s cost of restoring such systems to their condition prior to such replacements, changes or additions.

(c)           Interruption of Service. In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, or for other cause pertaining to the Building deemed reasonably sufficient by Landlord in its reasonable judgment, the operation of any of the elevators or other machinery or apparatus may be changed or suspended. As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same of less than five (5) business days where caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or causes beyond Landlord’s reasonable control whether similar or dissimilar to the foregoing.

17.           Notice of Breakage, Fire, Theft.

Tenant shall give to Landlord prompt written notice, but in no event later than forty-eight (48) hours after Tenant is made aware of the occurrence in question, of any

(a)           accident or breakage or defects in the window glass, wires, plumbing or heating ventilating or cooling apparatus, elevators or other apparatus, walls or ceiling tiles,

(b)           fire or other casualty, or

(c)           theft.

18.           Indemnification; Release.

(a)           Landlord shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Premises or the Property whether the loss, injury or damage be to the person or property of Tenant or any other person, unless due to the negligence or willful misconduct of Landlord. Tenant agrees to indemnify, defend and save Landlord harmless from and against all claims, actions, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees and other legal expenses, on account of such injury, loss or damage arising (i) from any occurrence in, upon or at the Premises, unless due to the negligence or willful misconduct of Landlord, or (ii) from any occurrence in or about the Property arising from the negligence or willful misconduct of Tenant.

(b)           Tenant shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Property (exclusive of the Premises) whether the loss, injury or damage be to the person or property of Landlord or any other person, unless due to the negligence or willful misconduct of Tenant. Landlord agrees to indemnify, defend and save Tenant harmless from and against all claims, actions, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees and other legal expenses, on account of such injury, loss or damage arising from the negligence or willful misconduct of Landlord.

19.           Mechanics’ and Other Liens.

(a)           Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, the Building or any part of any of them or Landlord’s interest therein.

(b)           Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant) which is or may become a lien upon the Premises, the Property, the Building or any part of any of them or the income therefrom or any fixture, equipment or similar property therein.

(c)           If any lien or claim shall be filed, Tenant, within ten (10) days after the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys’ fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within fifteen (15) days after demand.

(d)           Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any of them, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any of them.

(e)           Promptly after the completion of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman engaged by Tenant, Tenant shall deliver to the Landlord partial and/or final releases of liens (whichever shall be applicable) from each such contractor, subcontractor or materialman for work that has been performed and paid for to date and, upon completion of any project, an affidavit from its contractor that it and all subcontractors and materialmen hired by it have been paid for all work done with respect to the project. With respect to any project that is bonded, prior to the commencement of any work Tenant shall also provide Landlord with a copy of a Waiver of Liens from its contractor which has been filed with the Prothonotary of Chester County, Pennsylvania.

20.          Relocation of Tenant.

Landlord shall not have the right to relocate Tenant from the Premises during the Lease Term.

21.          Defaults -  Remedies.

If any of the following shall occur:

(a)           Tenant does not pay in full when due any and all installments of rent (whether Fixed Rent or additional rent) or any other charge or payment whether or not herein included as rent after five (5) days written notice, provided that such notice shall not be required more than two (2) times in any twelve (12) month period;

(b)           Tenant violates or fails to perform or comply with any non-monetary covenant, agreement or condition herein contained, and such violation or failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided however that if such failure is not reasonably susceptible of cure within such thirty (30) day period and provided Tenant is diligently pursuing the remedies necessary to cure such failure during the thirty (30) day period, Tenant shall have such additional time as is reasonably necessary to cure such failure;

(c)           Tenant abandons the Premises or removes or attempts to remove Tenant’s property therefrom other than in the ordinary course of business without having first paid to Landlord in full all rent and charges that may have become due as well as all which will become due thereafter; or

(d)           An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or any guarantor or surety of Tenant’s obligations under this Lease (“Guarantor”), or under any other applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or there is filed against Tenant or a Guarantor a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or a Guarantor of any substantial part of Tenant’s or a Guarantor’s property, or seeking the winding-up or liquidation of Tenant’s or a Guarantor’s affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, of if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor of any substantial part of Tenant’s or a Guarantor’s property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable or Tenant or its stockholders or Board of Directors or any committee thereof takes any action in contemplation, preparation or furtherance of or for any of the foregoing, or, if Tenant or any Guarantor is a corporation and is dissolved or liquidated,

Then, and in any such event, at the sole option of Landlord,

(i)           The whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

(ii)           Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease, Landlord, in addition to Landlord’s other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

(A)           the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Lease Interest Rate; plus

(B)           the present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

(C)           the amount (as discounted at the rate of four percent (4%) per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

(D)           any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys fees; plus

(E)           at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

As used in the foregoing clause (B), the “present value at the time of judgment” shall be computed by adding to the rent past due or which would have become due interest at the Lease Interest Rate from the dates such rent was or would have become due to the date of the judgment; and/or

(iii)           Landlord may terminate Tenant’s right of possession and may reenter and repossess the Premises by legal proceedings, force or otherwise, as allowed by law, without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable and relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s sole discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of this Lease, of rent and all other sums payable under this Lease, plus the cost and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose or reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting. Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease. Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Article from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord. Tenant, for Tenant and Tenant’s successors and assigns, hereby irrevocably constitutes and appoints Landlord, Tenant’s and their agent to collect the rents due or to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant’s obligation to pay any unpaid balance of rent or any other sum due or to become due hereunder. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s previous breach.

Whenever Landlord shall have the right to reenter the Premises, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord’s option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

For the purposes of computing “the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease,” “the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment” and “the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment,” as such quoted or any similar phrases are used in this Article 21, the amounts of additional rents which would have been due per year under this Lease shall be such amounts as Landlord shall reasonably estimate to be the per annum rates of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of seven percent (7%) per annum compounded.

The parties recognize that no adequate remedy at law may exist for a breach of Articles 6, 7 and 10 hereof. Accordingly, Landlord may obtain specific performance of any provision of Articles 6, 7 and 10 hereof. Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 21. The reference herein to specific performance in connection with Articles 6, 7 and 10 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed additional rent hereunder.

Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(A)           INTENTIONALLY OMITTED.

(B)           WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO A  UTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR

PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 PA. C.S.A. §5601 ET SEQ.

As used in this Article 21, the “term” shall include the Term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

22.           Remedies Cumulative.

All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent. No termination of this Lease or taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord’s right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

23.           Excepted from Premises.

In the event that Exhibits “A” or “D” show as being within the Premises, hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the upper and lower portions of the Building, the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although within the Premises as described hereinabove, shall be taken to be excepted therefrom and reserved to Landlord or to the other lessees of the Building and the same shall not be considered a portion of the Premises. All ducts, pipes, wires or other equipment used in the operation of the Building, or any part thereof, and any space occupied thereby, whether or not within the Premises as described hereinabove, shall likewise be excepted and reserved from the Premises, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same.

24.           Lease Subordinated.

(a)           This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord’s interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “mortgage”), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination. The Tenant shall, at the request of the holder of any such mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by the Landlord or such holder, such further instrument or instruments evidencing such subordination of the Tenant’s right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments evidencing and elaborating such attornment, as shall be reasonably desired by such holder. Further, as a condition to Tenant’s obligations under this Lease, Landlord, at Landlord’s sole cost, shall, within thirty (30) days of execution of this Lease, use commercially reasonable efforts to obtain an SNDA from the holder of any pre-existing mortgage in the form and substance attached hereto as Exhibit “I.” Further, Landlord shall use commercially reasonable efforts to obtain an SNDA from any future mortgage holders, within thirty (30) of any new mortgage on the Property in the form and substance attached hereto as Exhibit “I”.

(b)           Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant’s consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

25.           Condemnation.

(a)           If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase including, without limit, any right of Tenant to damages for loss of its leasehold; all right of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive , limit, nor restrict Tenant of, or from, any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

(b)           In the event of any temporary eminent domain taking of the Premises or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant shall continue to pay in full the Fixed Rent, additional rent and all other sums of money and charges in this Lease reserved and provided to be paid by Tenant and Tenant shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term; provided that if such temporary taking shall remain in full force at the expiration or earlier termination of this Lease, the award shall be apportioned between Landlord and Tenant in proportion to the respective portions of the period of temporary taking which falls within the Term and which falls outside the Term.

26.           Paramount Lease.

If Landlord is or becomes lessee or installment purchaser of the Premises or of the premises of which the Premises are a part, then Tenant agrees that Tenant takes possession subordinate to the interest of Landlord’s lessor or installment seller, its successors and assigns, but notwithstanding the foregoing, in case Landlord’s tenancy or interest as installment purchaser shall terminate either by expiration, forfeiture or otherwise, then Landlord’s lessor or installment seller, its heirs, administrators, executors, successors and assigns, shall have all the rights of Landlord under this Lease, following such termination. In the event of any such termination of Landlord’s tenancy or interest as installment purchaser, Tenant hereby agrees to attorn to Landlord’s lessor, its heirs, administrators, executors, successors and assigns, and to recognize such lessor or installment seller, its heirs, administrators, executors, successors and assigns, as Tenant’s Landlord for the balance of the term of this Lease and any extensions or renewals of this Lease. Tenant shall execute, enseal, acknowledge and deliver, upon demand by Landlord or Landlord’s lessor or installment seller, in a commercially reasonable form, such further instrument or instruments evidencing such subordination of Tenant’s right, title and interest under this Lease to the interests of such lessor or installment seller and such further instrument or instruments of attornment, as shall be desired by such lessor or installment seller.

27.           Notices.

(a)           Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

If intended for Tenant prior to Commencement Date:

Eaglet US Inc.

460 E Swedesford Rd

Wayne, Pa 19087

ATTN: Barbara Carlin, Vice President

with a copy to:

_____________________________________

Earp Cohn P.C.

123 S. Broad Street, Suite 2170

Philadelphia, PA 19109

Attention: Martin N. Lisman, Esquire

If intended for Tenant after Commencement Date:

600 Lee Rd.

Suite 100

Wayne, PA 19087

with a copy to:

Earp Cohn P.C.

123 S. Broad Street, Suite 123

Philadelphia PA 19109

Attention: Martin N. Lisman, Esquire

If intended for Landlord:

Chesterbrook Partners, LP

955 Chesterbrook Boulevard, Suite 120

Wayne, PA 19087-5615

Attention: Property Manager

with a copy to:

Chesterbrook Partners, LP

41 University Drive, Suite 206

Newtown, PA 18940

Attention: Director of Property Management

with a copy to:

Saul Ewing LLP

1200 Liberty Ridge Drive, Suite 200

Wayne, PA 19087

Attention: Michael S. Burg, Esquire

Notices may be given on behalf of any party by its legal counsel.

(b)           Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery, or

(c)           Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address, or (iii) three (3) business days after deposit thereof at any main or branch United States post office, if sent, in accordance with clause (ii) of subsection (b) of this Article and (iv) one (1) business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Article.

28.           Definition of the “Landlord”.

The word “Landlord” is used herein to include the Landlord named above and any subsequent owner of such Landlord’s interest in the Building in which the Premises are located, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities, obligations, liabilities and privileges as it would have had had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest. Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Property for the satisfaction of Tenant’s remedies. It is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord’s equity in its interest in the Property.

29.           Definition of the “Tenant”.

As used herein, the term “Tenant” shall be deemed to refer to each and every person and/or entity hereinabove named as such and to such persons’ and/or entities’ respective heirs, personal representatives, successors and assigns, each of whom shall have the same remedies, powers, authorities obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant, including the right to proceed in its own name or otherwise. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee has been approved in writing by Landlord pursuant to the provisions of this Lease and such assignee shall have executed and delivered to Landlord the written documents required by Landlord referred to hereinbefore. Each and every person hereinabove named as the Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. Neither Tenant nor any principal of, or any partner of Tenant shall be under any personal liability with respect to this Lease or otherwise. Landlord shall in all cases look solely to the equity of Tenant for the satisfaction of Landlord’s remedies.

30.           Estoppel Certificate; Mortgagee Lease Comments.

(a)           Both Parties agree that from time to time, and within ten (10) business days after a written request from the other Party to execute, enseal, acknowledge and deliver to the requesting Party a written instrument in recordable form.

(i)           certifying that

(A)           this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold;

(B)           the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any;

(C)           the amount of any prepaid rents or credits due to Tenant, if any; and

(D)           if applicable, Tenant has accepted the possession of the Premises and has entered into occupancy of the Premises and the date on which the Term shall have commenced and the corresponding expiration date;

(ii)           stating whether or not to the best knowledge of the signer of such certificate all conditions under the Lease to be performed by the other Party prior thereto have been satisfied and whether or not the other Party is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and

(iii)           stating any other fact or certifying any other condition reasonably requested by the other Party or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest, and/or any party doing business of any kind with Tenant. It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser, mortgagee, or other related third party.

(b)           Intentionally Omitted.

31.           Severability.

No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability

(a)           of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or

(b)           of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication. Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

32.           Miscellaneous.

(a)           The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord’s sole discretion. The Titles appearing in connection with various sections of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy.

(b)           the term “person” shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity;

(c)           all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof

(d)           Tenant shall pay upon demand all of Landlord’s costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord’s fault to become involved or concerned.

(e)           Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality.

(f)           No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only then for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

(g)           It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or claim of injury or damage.

(h)           Tenant acknowledges and agrees that Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to this Lease, the Building, the Property, the Premises, or otherwise.

33.           Brokers.

Tenant represents and warrants that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Lease except CBRE, Inc., and Cresa.

34.           Security Deposit.

(a)           Tenant, concurrently with the execution of this Lease, shall deposit with Landlord the sum of Six Hundred Thousand Dollars ($600,000) (the “Security Deposit”), which sum shall be retained by Landlord, subject to reduction as provided herein, without interest and not in trust or in a separate account as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. If at any time Tenant shall be in default under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion to apply such Security Deposit funds:

(i)           to payment of:

(A)           any rent for the payment of which Tenant shall be in default as aforesaid;

(B)           any expense incurred by Landlord in curing any such default, and/or;

(C)           any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; and/or

(ii)           to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such default. Any portion of such deposit which shall not be utilized for any such purpose shall be returned to Tenant upon the expiration of this Lease and surrender of the entire Premises to Landlord. In the event that Landlord shall apply some or all of the security deposit toward one or more of the items referred to in this Article 34 Tenant shall pay to Landlord an amount equal to the sum so applied in replenishment of the security deposit. Such payment shall be made by Tenant within five (5) days after Landlord’s request therefor.

(b)           Provided that: (i) Landlord has not given Tenant notice of a default more than two (2) times preceding the Expiration Date, (ii) there then exists no default by Tenant under the Lease nor any event that with the giving of notice and/or the passage of time would constitute a default, (iii) Tenant has not previously assigned this Lease or sublet all of the Premises (except as a Permitted Transfer), and (iv) Tenant remains creditworthy, as determined by Landlord in Landlord’s commercially reasonable discretion, the amount of the Security Deposit will be reduced pursuant to the following schedule:

Date of Reduction	Amount of Security Deposit After Reduction
First Day of the Sixteenth (16th) Full Month of the Term	$400,000

First Day of the Twenty-Eighth (28th) Full	$200,000
Month of the Term
First Day of Fortieth (40th) Full Month of the Term	$84,000

Landlord will return the reduced portion of the Security Deposit to Tenant within thirty (30) business days after the applicable reduction date. Upon expiration or sooner termination of this Lease, Landlord shall refund and return the remaining Security Deposit to Tenant as set forth in this Section 34 of this Lease.

(c)           Should Landlord apply or retain any portion of the Security Deposit funds at any time during the Lease Term, Landlord shall then provide Tenant with written notice of any such occurrence.

35.           Quiet Enjoyment.

Tenant, upon paying the Fixed Rent, additional rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

36.           Rights of Mortgage Holder.

If the holder of a mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give to such holder notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the holder of record of such mortgage shall have the right, within the greater of thirty (30) days thereafter or the same period of time accorded Landlord under this Lease after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

37.           Whole Agreement.

It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold, and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

38.           Financial Statements.

Upon the request of Landlord Tenant shall supply to Landlord copies of all of Tenant’s and/or Guarantor’s most recent financial statements then available. Such financial statements shall be provided by Tenant to Landlord within fifteen (15) days after Landlord’s request therefor and shall be kept confidential but may be disclosed to: (i) the extent required by law; and (ii) Landlord’s employees and advisors (e.g. accountants, attorneys etc.) who are similarly bound by such confidentiality, to the extent necessary for Landlord to exercise its rights and fulfill its obligations under this Lease.

39.           Option to Extend Term.

Provided that: (i) Landlord has not given Tenant notice of a default more than two (2) times preceding the Expiration Date, (ii) there then exists no default by Tenant under the Lease nor any event that with the giving of notice and/or the passage of time would constitute a default, (iii) Tenant has not previously assigned this Lease or sublet all of the Premises (except as a Permitted Transfer), and (iv) Tenant remains creditworthy, as determined by Landlord in Landlord’s commercially reasonable discretion, Tenant shall have the right and option (an “Extension Option”) to extend the Term for one (1) additional period of five (5) years, exercisable in the following manner. If Tenant is desirous of exercising the Extension Option under this section, Tenant shall give Landlord written notice not less than nine (9) months in advance of the scheduled Expiration Date of Tenant ‘s intention to extend the Term (“Tenant’s Extension Notice”), it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any transferee or other party, except for a Permitted Transfer (who shall be permitted to exercise the Extension Option pursuant to the same conditions which Tenant can). Promptly after receipt of Tenant’s Extension Notice, Landlord and Tenant shall negotiate the Fixed Rent for the Extension Option in good faith. The Extension Option shall be under the same terms and conditions as provided in this Lease except as follows:

(a)           the Extension Option period shall begin at the original Expiration Date and thereafter the Expiration Date shall be one hundred thirty-two (132) months from the Commencement Date;

(b)           all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this section;

(c)           after the Extension Option provided herein, there shall be no further options to extend; and

(d)           the Fixed Rent payable by Tenant shall be the then market rate as reasonably determined by Landlord and Tenant negotiating in good faith.

40.           Roof Installations.

Tenant shall have the non-exclusive right to install, maintain and repair a satellite dish/antenna for Tenant’s permitted Use (a “Roof Installation”) on the roof of the Building under and subject to the following conditions:

(a)           Tenant shall comply with all laws and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Property.

(b)           Tenant shall obtain Landlord’s prior approval of the size, location and the plans and specifications for the proposed Roof Installation in accordance with Section 9 of this Lease, and such approval shall not be unreasonably withheld, conditioned or delayed. Contemporaneously with Landlord’s review per Section 9 of this Lease, Landlord shall submit the plans and specifications to its roofing contractor for comment. Tenant shall pay all reasonable, actual out-of-pocket costs incurred by Landlord for architectural, engineering, and roofing contractors review.

(c)           Tenant shall comply with all provisions of this Lease pertaining to such installation, specifically including Section 9 of this Lease.

(d)           At least three (3) business days prior to installation, Tenant shall notify Landlord of the date and time of the installation, and Landlord may have a representative present during the installation.

(e)           Tenant shall maintain the Roof Installation in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Roof Installation shall be performed at Tenant’s sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Building.

(f)           No later than the expiration or sooner termination of the Term, at Tenant’s sole expense, Tenant shall remove the Roof Installation if required by Landlord.

(g)           Tenant’s indemnification of Landlord pursuant to this Lease also applies to the Roof Installation and Tenant’s use of any portion of the Building therefor.

(h)           A Roof Installation use shall be solely for Tenant’s use and not for the benefit or use of any third party (e.g., for rental purposes). Notwithstanding the foregoing, any Roof Installation shall be expressly limited to receiving signals and shall not be used for used for transmission purposes.

41.           Right of First Offer.

The space in the Building consisting of approximately 19,900 rentable square feet known as Suite 200, as more particularly shown on Exhibit “H” attached hereto (the “RFO Space”), is on the date of this Lease leased to another tenant (the “Current Tenant”). If, at the termination of the lease to the Current Tenant (including option terms and any additional terms that may be negotiated between Landlord and the Current Tenant), Landlord intends to lease the RFO Space, and provided that Landlord has not given Tenant notice of a material non-monetary Event of Default or any monetary Event of Default more than two (2) times in the preceding 12- month period, that there then exists no Event of Default by Tenant under this Lease nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and that Tenant and Tenant’s Affiliates occupy all of the Premises, Tenant shall have the one time right of first offer (the “RFO Option”) to lease all (but not less than all) of the RFO Space for a term of not less than five (5) years, in the following manner:

(a)           Landlord shall notify Tenant when the RFO Space first becomes available for lease by any party other than the Current Tenant and Landlord intends to offer the RFO Space to lease, advising Tenant in writing of Landlord’s determination of market rental rate and other terms to be applicable to the lease of the RFO Space, for a term of not less than live (5) years (“Landlord’s Notice of RFO Terms”). Within five (5) business days following Landlord’s delivery to Tenant of Landlord’s Notice of RFO Terms, Tenant shall notify Landlord in writing that Tenant either (1) accepts Landlord’s determination of market rental rate for the RFO Space, or (2) disagrees with Landlord’s determination and elects not to lease the RFO Space. If Tenant exercises the RFO Option, the RFO Space will be deemed a part of the Premises under this Lease whether or not a lease amendment is signed, but upon request of Landlord, Tenant shall execute an amendment to this lease incorporating such terms within five (5) days of Landlord’s request.

(b)           If Tenant does not issue the Tenant Response within such five (5) business days or issues the Tenant Response and elects not to lease the RFO Space, then this right of first offer to lease the RFO Space will lapse and will thereafter be of no further ‘force or effect and Landlord shall have the right to lease all or part of the RFO Space to any other party at any time on any terms and conditions acceptable to Landlord.

(c)           The RFO Option is a one-time right if and when the RFO Space first becomes available, it is personal to Tenant and is non-transferable to any assignee or sublessee or other party, except for a party that is a Permitted Transfer (who shall be permitted to exercise the RFO Option pursuant to the same terms and conditions that Tenant can).. This right of first offer shall terminate upon the first offer of any RFO Space to Tenant.

42.           Application of Rent Abatement.

Pursuant to Section 4(b)(i) of this Lease, Tenant is afforded certain Abated Rent. At Tenant’s election, upon at least ten (10) days’ prior written notice to Landlord (the “Abatement Notice”), and provided that the Abated Rent has not already been applied to Tenant’s  Fixed Rent, Tenant may apply, up to three (3) months of Abated Rent ($126,205.89) towards the Tenant Allowance. In the event that Tenant elects to apply a portion of the Abated Rent towards the Tenant Allowance, Tenant shall, in the Abatement Notice, specifically state the amount that Tenant elects to apply towards the Tenant Allowance (the “Allowance Amount”). In no event shall the Allowance Amount exceed the remaining/unused Abated Rent. Upon receipt of the Abatement Notice, Landlord shall advise Tenant of the revised Fixed Rent schedule based upon the application of the Allowance Amount and of the new Tenant Allowance amount.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Lease the day and year aforesaid.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, LP,		EGALET US INC.,
a Delaware limited partnership		a Delaware Corporation

By:	Tredyffrin GP, LLC,	By:	/s/ Stan Musial
a Delaware limited liability company,
	its general partner	Name:	Stan Musial

		Its:	CFO
By:	/s/ Mark Pasierb
President

Commonwealth of PENNSYLVANIA

COUNTY OF	Chester

On this 19 day of  November, 2015, personally appeared Stan Musial, known to me or satisfactory proven to be the CFO of EGALET US INC., a Delaware Corp., and acknowledged that he/she, being duly sworn according to law, executed the within instrument for the purposes therein contained.

/s/ Monica L.K.
Notary Public
My commission expires: 2/13/2019
Commonwealth of PENNSYLVANIA
NOTARIAL SEAL MONICA L KING Notary Public TREDYFFRIN TWP, CHESTER COUNTY My Commission Expires Feb 13, 2019

EXHIBIT “A”

FLOOR PLAN

600 Lee Road, Suite 100

1st Floor

EXHIBIT “F”

RULES AND REGULATIONS

1.           The walkways, roadways, driveways, entrances, lobbies, passages, and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress from and to the Building and Tenant’s offices. The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present in the Premises. Landlord shall in all cases retain the right to control or prevent access to all of the aforesaid areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants.

2.           The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those of which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways. Nothing shall be thrown by Tenant or Tenant’s employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building. Any water lines installed by Tenant for purposes of running coffee makers, refrigerators, ice makers, etc., within the Premises, must be copper (not PVC).

3.           Nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord.

4.           No sign, lettering, insignia, advertisement, notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, unless first approved in writing by Landlord. Names on or beside suite entrance doors shall be provided for Tenant by Landlord and not otherwise, and at Tenant’s expense; in all instances, such names shall be of design and form first approved by Landlord.

5.           Except as permitted pursuant to Rules numbered 9 and 13, Tenant shall not place additional locks upon any doors. The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased Premises for purposes permitted in Tenant’s lease. Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises.

6.           The delivery of towels, ice, water, food, beverages, newspapers and other supplies will be permitted only under the direction, control and supervision of Landlord.

7.           ‘Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Tenant shall not suffer or permit the Premises or any part thereof to

Exhibit F – Page 1 of 4

furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

13.           Without Landlord’s written consent, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning or air cooling than that provided by Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained. Notwithstanding the foregoing, Tenant is expressly permitted to, without prior consent from Landlord, hang pictures on the walls of the Premises.

14.           Tenant shall be solely responsible, at Tenant’s sole cost and expense, for providing security for the Premises at such times and in such fashion as Tenant shall deem reasonable or necessary, including but not limited to electronic or video surveillance or security. Landlord shall not be responsible or otherwise liable for, and Tenant expressly indemnifies Landlord from, any claim, loss or damage resulting from or arising out of any party’s unauthorized access to the Premises, whether during or outside of normal business hours. Any re-keying or other repairs or improvements to the Premises required as a result of Tenant’s security measures set forth herein shall be performed by Landlord (or Landlord’s contractor) at Tenant’s sole cost and expense.

15.           Landlord shall, in no case, be liable or responsible for the admission or exclusion of any person to or from the Building or access to the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

16.           Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules or regulations as, in Landlord’s judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class office building, or for the preservation of good order therein. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under the Lease.

17.           The use of rooms as sleeping quarters is prohibited at all times.

18.           Tenant shall keep the windows and doors of the Premises, including those openings on corridors and all doors between rooms or spaces entitled to receive heating, ventilating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating, ventilating or air conditioning system is

Exhibit F - Page 2 of 4

EXHIBIT “G”

CLEANING SPECIFICATIONS

General cleaning: five nights per week, Monday through Friday.

DAILY:

1.           Empty waste receptacles and remove to designated area for pick up.

2.           Empty, wipe clean all ash trays. Where sand urns are used, empty all debris, smooth sand and replace when needed.

3.           Dust and/or damp wipe clean the following:

Desk

Doors

Chairs

Pushplates

Window sills

Tables and Lamps

Picture and Frames

File and Storage Cabinets

Counter, ledges, shelves & ventilation louvers under six feet

4.           Spot vacuum all areas as needed.

5.           Special attention will be given to the Executive areas and Conference rooms.

6.           Wash, clean and disinfect all water fountains and/or coolers.

7.           Wash front door glass, as well as the adjacent architectural metal trim, to remove fingerprints, smudges, etc. caused during the day.

8.           Special attention will be given to the lobby, reception and other public areas. All furniture will be hand wiped and carpets thoroughly vacuumed.

9.           Sweep all resilient tile floor coverings with chemically-treated dry mop. Spot mop to remove soilage.

10.           Extinguish all interior lights unless otherwise notified. Night and safety lights will be operated as instructed. All doors will be locked and secured and any doors that are not functioning will be reported by the night supervisor.

11.           Lavatories:

a.           Sweep and wet mop floors

Exhibit G – Page 1 of 1

EXHIBIT “H”

RFO SPACE

600 Lee Road, Suite 200

Exhibit H – Page 1 of 1

D.           Tenant has requested Lender’s agreement that if Lender forecloses the Mortgage or otherwise exercises Lender’s remedies under the Security Documents, Lender will not disturb Tenant’s right to quiet possession of the Premises under the terms of the Lease.

E.           Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant’s agreement to subordinate the Lease and attorn to Lender as provided herein.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           SUBORDINATION. The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

2.           NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or in default beyond any applicable grace period under the Lease.

3.           ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the

Premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be hound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term.

4.           PROTECTION OF LENDER. If Lender succeeds to the interest of landlord under the Lease, Lender shall not be: (a) liable for any act or omission of any previous landlord under the Lease; (b) subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease; (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord; (d) obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord’s interest; (e) accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender; (f) bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender’s written consent; (g) bound by any surrender or termination of the Lease made without Lender’s written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease); (h) obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions; (i) liable for any default of any previous landlord tinder the Lease; (j) bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender’s obligations and liabilities under the Lease shall be limited solely to Lender’s interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, “Lender’s Interest”) and, following such succession, Tenant shall look exclusively to Lender’s Interest for the payment or discharge of any obligations of Lender under the Lease.

5.           LENDER’S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall

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(b)           Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender:

Wells Fargo Bank, N.A., as Master Servicer
Attn: Lease Reviews
1901 Harrison Street, 2nd Floor
Oakland, California 94612
FAX No.: 510-446-4468

FAX No.:

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

(c)           Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

(d)           Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds, including, without limitation, any application of such funds for purposes other than those provided for in the Loan Documents, shall not defeat this agreement to subordinate in whole or in part.

(e)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

(f)           Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

(g)           Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

(h)           Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted

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TENANT:

By:

Its:

The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement.

OWNER:

By:

Its:

IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

STATE OF	) SS.
) SS.
COUNTY OF	) SS.

On  ____________, 20______, personally appeared the above named_______________, a of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of _________________, AS TRUSTEE FOR THE REGISTERED HOLDERS OF _____________________ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______________, and acknowledged the foregoing to be the free act and deed of said association, before me.

	Notary	Public
My commission expires:

, SS.

On ____________________ 20 _____ , personally appeared the above named ________________________ , the ___________________   of  __________________   and acknowledged the foregoing to be the free act and deed of said _____________________ , before me.

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EXHIBIT A
(Description of Property)

EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of   __________________________ , executed by   ________ , as “Tenant”, and  _______________________ “Lender.”

All that certain land located in the County of   _________________ , State of   ________________________ , described as follows:

Loan No._______________________

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